Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Corporation Adopts Rights Plan Designed to Preserve Valuable

Net Operating Loss Carryforwards and Other Tax Benefits

PORT WASHINGTON, N.Y., November 5, 2018 — ACETO Corporation (NASDAQ:ACET) today announced that its Board of Directors has adopted a tax asset protection rights plan (the “Rights Plan”). The Rights Plan is designed to preserve ACETO’s net operating loss carryforwards (NOLs) and other significant tax benefits which may be available to reduce potential future tax liabilities.

ACETO’s Board determined that the Rights Plan was warranted and in the best interests of all stockholders due to the substantial dollar amount of the NOLs and other tax assets and the importance of these potential benefits for future cash flows. The Rights Plan is similar to the tax asset protection rights agreements adopted by numerous other public companies seeking to protect their NOLs and other tax benefits. The Rights Plan and the rights issued under the Rights Plan will expire on November 5, 2021, or on an earlier date if certain events occur, as described more fully in the Rights Plan.

ACETO’s ability to utilize these tax assets during future periods would be substantially limited in the event of an “ownership change” (as defined under Section 382 of the Internal Revenue Code). In general, an ownership change would occur if ACETO’s stockholders who own, or are deemed to own, 5% or more of ACETO’s common stock increase their collective ownership in ACETO by more than 50 percentage points over a rolling three-year period. The purpose of the Rights Plan is to deter an ownership change from occurring under these technical rules, which would protect ACETO’s ability to utilize its valuable tax assets and avoid a reduction in stockholder value that would occur from these assets becoming subject to limitations under Section 382 of the Internal Revenue Code. There is no guarantee, however, that the Rights Plan will prevent ACETO from experiencing an ownership change.

Under the Rights Plan, ACETO’s stockholders of record as of the close of business on November 15, 2018 will receive one preferred stock purchase right for each share of common stock outstanding. Pursuant to the Rights Plan, if any person or group acquires 4.99% or more of the outstanding shares of ACETO’s common stock, or if a person or group that already owns 4.99% or more of ACETO’s common stock acquires additional shares representing 0.5% or more of the outstanding shares of ACETO’s common stock, then, subject to certain exceptions, there would be a triggering event under the Rights Plan. The rights would then become exercisable and entitle stockholders (other than the acquiring person or group) to purchase additional shares of ACETO at a significant discount and result in significant dilution in the economic interest and voting power of the acquiring person or group.

In its discretion, the Board may exempt certain transactions from the provisions of the Rights Plan, including if it determines that the transaction will not jeopardize the deferred tax assets or the transaction will otherwise serve ACETO’s best interests. The Company is continuing to explore a range of strategic options, and the Rights Plan is not intended to be an antitakeover measure or to deter offers that are fair and otherwise in the best interests of ACETO’s stockholders. To this end, the Rights Plan will expire if any person or group acquires or becomes the beneficial owner of more than 19.99% of ACETO’s outstanding shares.

The issuance of the rights will not affect ACETO’s reported earnings per share and is not taxable to ACETO or its stockholders. ACETO may pursue other ways to preserve its substantial tax assets in addition to its adoption of the Rights Plan.

ACETO will file additional information regarding the terms and conditions of the Rights Plan with the U.S. Securities and Exchange Commission (“SEC”).

ACETO intends to submit the Rights Plan to its stockholders for ratification at its next annual meeting.

About Aceto Corporation

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

Forward-Looking Statements

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, ACETO Corporation’s forward-looking statements relate to ACETO Corporation’s business plans or strategies, projected or anticipated benefits or other consequences of ACETO Corporation’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO Corporation may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO Corporation’s operating results or financial position, and the outcome of any contingencies. These forward-looking statements also include, without limitation, statements relating to the use of NOLs to offset future taxable income and the use of the rights plan to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code. Any such forward-looking statements are based on current expectations, estimates and projections of management and facts as they are known today to ACETO Corporation’s Board and management. ACETO Corporation intends for its forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements under the federal securities laws. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Many of these statements are beyond ACETO Corporation’s control, and factors beyond ACETO Corporation’s control may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the difficulty of determining all of the facts relative to Sections 382 and 383 of the Internal Revenue Code, unreported buying and selling activity by stockholders and unanticipated interpretations of the Internal Revenue Code and regulations, ACETO Corporation’s ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof, the possibility that the rights plan may not successfully deter stockholders from triggering an ownership change through the purchase of ACETO Corporation common stock, risks associated with the enforceability of the rights plan under New York law or other applicable law, risks that the rights plan may discourage third party offers to acquire ACETO Corporation, or any interests therein, risks that the rights plan may have an adverse effect on the value of ACETO Corporation’s common stock, and risks and uncertainties discussed in ACETO Corporation’s reports filed with the SEC, including, but not limited to, ACETO Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO Corporation’s results of operations and whether forward-looking statements made by ACETO Corporation ultimately prove to be accurate. ACETO Corporation’s actual results, performance and achievements could differ materially from those expressed or implied in its forward-looking statements. Except as required by law, ACETO Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact: LHA Jody Burfening jburfening@lhai.com (212) 838-3777